Exhibit 10.23

OPTION AGREEMENT

THIS AGREEMENT made as of the 14th day of October, 2004

BETWEEN:

BALD MOUNTAIN MINING CO., a corporation incorporated under the laws of the State of South Dakota and having an office for business located at 330 South Summit, Newcastle, WY 82701

(the “Optionor”)

OF THE FIRST PART

AND:

QUINCY GOLD CORP., a corporation incorporated under the laws of the State of Nevada and having an office for business located at 309 Center Street, Hancock, Michigan

(the "Optionee")

OF THE SECOND PART

WHEREAS:

A.
Pursuant to the terms of a Mining Lease dated June 1, 2003 the Optionor enjoys a perpetual lease of thirty unpatented mining claims, and has acquired by staking certain additional unpatented mining claims, collectively known as the Rattlesnake Hills Property located in Natrona County, Wyoming totaling approximately 1,040 acres as more particularly described in Schedule “A” attached hereto;

B.
The Optionor has acquired by staking certain additional unpatented mining claims known as the Lewiston Property located in Fremont County, Wyoming totaling approximately 1,720 acres as more particularly described in Schedule “B” attached hereto;

C.
The Optionor has determined to grant the Optionee exclusive options to earn up to a 100% interest in each of the Rattlesnake Hills Property and the Lewiston Property, subject to the Royalty (as defined herein), on and subject to the terms of this agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 now paid by the Optionee to the Optionor (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

ARTICLE 1
INTERPRETATION

Definitions

1.1	For the purposes of this Agreement the following words and phrases shall have the following meanings, namely:

(a)	“Area of Mutual Interest” means two miles from the outer boundary of either of the Properties;

(b)	"Exchange" means the TSX Venture Exchange;

(c)
“Exploration and Development" means, inter alia, all direct and indirect property preparation, analysis (and activities incident thereto), administration and filing work and expenditures conducted and incurred by the Optionee, at its instruction, or on its behalf, or by assignment to another party, for the purpose of determining the existence of mineral deposits of a commercial nature on the Properties;

(d)
"Exploration Expenditures" means all cash, expenses, obligations and liabilities of whatever kind or nature spent or incurred directly or indirectly by the Optionee in connection with the Exploration and Development of the Rattlesnake Hills Property or the Lewiston Property, as the case may be, including without limiting the generality of the foregoing, monies expended in maintaining the Properties in good standing by doing and filing assessment work, in doing geophysical, geochemical and geological surveys, drilling, assaying and metallurgical testing, in acquiring facilities, in paying the fees, wages, salaries, travel expenses and fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Properties, in paying for the food, lodging and other reasonable needs of such men, and in supervision of management of all work done with respect to and for the benefit of the Properties; provided, however, that the Optionee shall be entitled to credit towards Exploration Expenditures of its administrative or overhead expenses which shall not exceed 10% of the Exploration and Development expenses incurred directly on the Properties;

(e)	"Joint Venture Agreement" means the form of joint venture agreement attached hereto as Schedule D;

(f)	"Lewiston Option" means the option to acquire a 100% undivided interest in the claims comprising the Lewiston Property, as provided in this Agreement;

(g)
"Lewiston Property" means the mineral concessions described in Schedule “B” attached hereto and any replacement or successor concessions, and all mining claims, leases and other mining interests derived from any such concessions, and includes any properties within the Area of Interest around the mineral concessions described in Schedule “A” attached hereto becoming subject to this Agreement by operation of Article 13 hereof;

(h)	”Operator" means that person or company acting as such pursuant to this Agreement;

(i)	"Option Period" for each of the Options means the period from the date of this Agreement to and including the date of exercise, partial exercise or termination of either of the Options;

(j)	“Options” means, collectively, the Rattlesnake Hills Option and the Lewiston Option;

(k)	“Owners” means the registered and beneficial owners of the Rattlesnake Hills Property as defined in the Rattlesnake Hills Mining Lease;

(l)
"Programs" means the plans, including budgets, for every kind of work done on or in respect of the Properties by or under the direction of or on behalf of or for the benefit of a party, and, without limiting the generality of the foregoing, includes assessment work, geophysical, geochemical and geological surveying, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores, metals and concentrates, surveying and bringing any mineral claims to lease or patent, reporting, and all other work usually considered to be prospecting, exploration, development and mining work;

(m)	“Properties” means, collectively, the Rattlesnake Hills Property and the Lewiston Property;

(n)	“Rattlesnake Hills Mining Lease” means the Mining Lease dated June 1, 2003 between the Optionor and David Miller on behalf of the Owners;

(o)	"Rattlesnake Hills Option" means the option to acquire a 100% undivided interest in the interest of the Optionor in the Mining Lease, as provided in this Agreement;

(p)
"Rattlesnake Hills Property" means the mineral concessions described in Schedule “A” attached hereto and any replacement or successor concessions, and all mining claims, leases and other mining interests derived from any such concessions or the Rattlesnake Hills Mining Lease, and includes any properties within the Area of Interest around the mineral concessions described in Schedule “A” attached hereto becoming subject to this Agreement by operation of Article 13 hereof ;

(q)
“Rattlesnake Royalty” means the 3% net smelter returns royalty payable to Spano Ranch LLC in respect of the Rattlesnake Hills Property (excluding those parts of the Rattlesnake Hills Property derived from the Rattlesnake Hills Mining Lease;

(r)
“Royalty” means the net smelter returns royalty in the Lewiston Property to be retained by the Optionor equal to 3% of net smelter returns on gold, base metals, precious metals and any other minerals normally subject to net smelter returns all upon and subject to the terms and conditions set out in Schedule “C” attached hereto; and

(s)	"Shares" means the shares of the Optionee’s common stock.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2
The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3	Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

Schedule “A”	Rattlesnake Hills Property
Schedule “B”	Lewiston Property
Schedule “C”	Net Smelter Returns Royalty
Schedule “D”	Joint Venture Agreement

Severability of Clauses
1.4
If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

Currency

1.5	All references herein to currency are references to United States dollars.

ARTICLE 2
REPRESENTATIONS, WARRANTIES AND
COVENANTS OF THE OPTIONOR

Representations

2.1	The Optionor represents and warrants to and covenants with the Optionee, with the knowledge that the Optionee relies upon same in entering into this Agreement, that:

(a)
it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing with respect to the filing of annual reports under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(b)
it has full corporate power and capacity to enter into this Agreement and it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionor or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionor is a party or by which it is bound or to which it may be subject;

(c)
the entering into and the performance of this Agreement and the transactions contemplated herein will not result in the violation of any judgment, decree, order, rule or regulation of any court or administrative body by which the Optionor is bound, or any statute or regulation applicable to the Optionor;

(d)
no proceedings are pending for, and the Optionor is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionor or the placing of the Optionor in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(e)
the mining claims included in the Properties were located on behalf of the Optionor or its predecessor in interest according to industry standards in Wyoming on lands open to location and have been recorded, filed, and maintained through the assessment year ending September 1, 2005 as required by the laws of the State of Wyoming and the United States, and such state mining claims are not in conflict with any claims owned by other persons or entities and that all rental payments due have been made;

(f)	to the best of the knowledge of the Optionor, after due inquiry, the claims comprising the Properties are free and clear of all liens, charges and encumbrances;

(g)
the Optionor is the lawful owner of, has good legal and beneficial title to, and has the right to dispose of its interests in and to the Rattlesnake Hills Mining Lease and the claims comprising the Rattlesnake Hills Property and the Lewiston Property, and to give good marketable title thereto to the Optionee, free and clear of all liens, charges, encumbrances, obligations and any other restrictions save and except those specifically enumerated in the Rattlesnake Hills Mining Lease and the Rattlesnake Royalty (subject to the paramount title of the United States and the State of Wyoming);

(h)	the Rattlesnake Hills Mining Lease is a valid and subsisting agreement;

(i)	there have been no defaults or acts by the Optionor under the Rattlesnake Hills Mining Lease which have or would permit the Owners to terminate the Rattlesnake Hills Mining Lease; and

(j)
there is no litigation, proceeding or investigation pending or threatened against the Optionor or, to the best of the knowledge of the Optionor after due inquiry, any of the Owners, the Rattlesnake Hills Mining Lease or the Properties, nor does the Optionor know, or have any grounds to know after due inquiry, of any basis for any litigation, proceeding or investigation which would affect any of forgoing.

Survival

2.2
The representations and warranties contained in this section are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution of this Agreement and of any transfers, assignments, deeds or further documents respecting the Properties.

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND
COVENANTS OF THE OPTIONEE

Representations

3.1	The Optionee represents and warrants to and covenants with the Optionor, with the knowledge that the Optionor relies upon same in entering into this Agreement, that:

(a)
it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing with respect to the filing of annual reports under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(b)
it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Optionee or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optionee is a party or by which it is bound or to which it may be subject;

(c)
the entering into and the performance of this Agreement and the transactions contemplated herein will not result in the violation of any judgment, decree, order, rule or regulation of any court or administrative body by which the Optionor is bound, or any statute or regulation applicable to the Optionor; and

(d)
no proceedings are pending for, and the Optionee is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Optionee or the placing of the Optionee in bankruptcy or subject to any other laws governing the affairs of insolvent corporations.

Survival

3.2
The representations and warranties contained in this section are provided for the exclusive benefit of the Optionor and a breach of any one or more thereof may be waived by the Optionor in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

ARTICLE 4
GRANT OF OPTIONS

Grant of Options to Acquire Rattlesnake Hills and Lewiston Properties

4.1	The Optionor hereby grants to the Optionee the following options:

(a)
the sole and exclusive right to acquire up to a 100% undivided interest in the interest of the Optionor in and to the Rattlesnake Hills Property and under the Rattlesnake Hills Mining Lease, free and clear of all charges, encumbrances and claims save and except those specifically enumerated in the Rattlesnake Hills Mining Lease and the Rattlesnake Royalty (the “Rattlesnake Hills Option”); and

(b)
the sole and exclusive right to acquire up to a 100% undivided interest in the interest of the Optionor in and to the Lewiston Property, free and clear of all charges, encumbrances and claims save and except for the Royalty (the “Lewiston Option”); and

Consideration

4.2
As consideration for the grant of the Rattlesnake Hills Option and the Lewiston Option (collectively, the “Options”) the Optionee agrees to pay to the Optionor the sum of $50,000 and issue to the Optionor an aggregate of 100,000 non-assessable and fully paid Shares as follows:

(a)	the sum of $35,000 and 50,000 non-assessable and fully paid Shares concurrent with the execution of this Agreement; and

(b)	an additional sum of $15,000 and an additional 50,000 non-assessable and fully paid Shares on the date which is six months from the date of this Agreement.

ARTICLE 5
EXERCISE OF OPTIONS

Exercise of Rattlesnake Hills Option

5.1
The Rattlesnake Hills Option shall be deemed to be exercised upon the Optionee incurring or causing to be incurred a total of $5,000,000 of cumulative Exploration Expenditures on the Rattlesnake Hills Property during the five year period following the date of this Agreement as follows:

(a)	a total of $150,000 of cumulative Exploration Expenditures on the Rattlesnake Hills Property on or before the first anniversary of this Agreement;

(b)	a total of $500,000 of cumulative Exploration Expenditures on the Rattlesnake Hills Property on or before the second anniversary of this Agreement;

(c)	a total of $1,000,000 of cumulative Exploration Expenditures on the Rattlesnake Hills Property on or before the third anniversary of this Agreement;

(d)	a total of $2,000,000 of cumulative Exploration Expenditures on the Rattlesnake Hills Property on or before the fourth anniversary of this Agreement; and

(e)	a total of $5,000,000 of cumulative Exploration Expenditures on the Rattlesnake Hills Property on or before the fifth anniversary of this Agreement;

Rattlesnake Hills Partial Option

5.2
In the event that the Optionee incurs some, but not all, of the cumulative Exploration Expenditures on the Rattlesnake Hills Property pursuant to section 5.1 hereof, the Optionee shall be deemed to have earned an undivided 10% interest in and to the interest of the Optionor in and to the Rattlesnake Hills Property and under the Rattlesnake Hills Mining Lease for each $500,000 of cumulative Exploration Expenditures incurred by the Optionee or caused to be incurred by the Optionee on the Rattlesnake Hills Property (the “Rattlesnake Hills Partial Option”). The exercise of the Rattlesnake Hills Partial Option hereunder shall be governed by Article 8 hereof.

Exercise of Lewiston Option

5.3
The Lewiston Option shall be deemed to be exercised upon the Optionee incurring or causing to be incurred a total of $1,000,000 of cumulative Exploration Expenditures on the Lewiston Property during the four year period following the date of this Agreement as follows:

(f)	a total of $100,000 of cumulative Exploration Expenditures on the Lewiston Property on or before the first anniversary of this Agreement;

(g)	a total of $250,000 of cumulative Exploration Expenditures on the Lewiston Property on or before the second anniversary of this Agreement;

(h)	a total of $500,000 of cumulative Exploration Expenditures on the Lewiston Property on or before the third anniversary of this Agreement; and

(i)	a total of $1,000,000 of cumulative Exploration Expenditures on the Lewiston Property on or before the fourth anniversary of this Agreement.

Partial Exercise of Lewiston Option

5.4
In the event that the Optionee incurs some, but not all, of the cumulative Exploration Expenditures on the Lewiston Property pursuant to section 5.3 hereof, the Optionee shall be deemed to have earned an undivided 10% interest in and to the interest of the Optionor in and to the Lewiston Property for each $100,000 of cumulative Exploration Expenditures incurred by the Optionee or caused to be incurred by the Optionee on the Lewiston Property (the “Lewiston Partial Option”). The exercise of the Lewiston Partial Option hereunder shall be governed by Article 8 hereof.

Effect of Exercise

5.5	If and when either of the Options has been exercised in full, the 100% undivided right,

title and interest of the Optionor in and to the Rattlesnake Hills Property and under the Rattlesnake Hills Mining Lease or in and to the Lewiston Property, as the case may be, shall vest in the Optionee, free and clear of all charges, encumbrances and claims, except for the Royalty.

Operator

5.6
During the currency of the Rattlesnake Hills or Lewiston Options, the Operator in respect of each of the Rattlesnake Hills or Lewiston Properties, respectively, shall be the Optionee. The Optionee shall in its capacity as Operator determine in its sole discretion, but after consultation with the Optionor, Programs for the Exploration and Development of the Properties. The Programs shall take into consideration the cumulative Exploration Expenditures to be incurred by the Optionee pursuant to Article 5 of this Agreement. The Optionee may retain the services of the Optionor to manage the Programs, provided that the terms provided by the Optionor to the Optionee to manage the Programs are commercially reasonable.

No Partnership

5.7
The parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any party the partner, agent or legal representative of any other party, nor create any fiduciary relationship between them for any purpose whatsoever. No party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

ARTICLE 6
ADDITIONAL SHARE ISSUANCES

In addition to the option consideration described in Section 4.2 above, the Optionee agrees to issue to the Optionor an additional 50,000 non-assessable and fully paid Shares for each $500,000 of Exploration Expenditures on the Properties, to a maximum of 1,000,000 Shares.

ARTICLE 7
RESTRICTIONS ON SHARE ISSUANCES

Exchange Approval

7.1
Any and all issuances of Shares pursuant to this Agreement shall be subject to acceptance for filing by the Exchange and the order or ruling of all applicable securities regulatory authorities having jurisdiction over the issuance of such Shares, if any. Accordingly, the Optionor agrees to execute any undertakings in respect of the Shares as are reasonably required by the Exchange.

Legends

7.2	The Optionor acknowledges that the certificates representing any Shares to be issued pursuant to this Agreement shall bear the following legends:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [DATE WHICH IS FOUR MONTHS FROM DATE OF ISSUANCE].”

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL THE DAY THAT IS FOUR MONTHS AFTER THE SECURITIES WERE ISSUED FROM TREASURY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

ARTICLE 8
TERMINATION OF OPTIONS

Termination

8.1	Each of the Rattlesnake Hills or Lewiston Options shall terminate, respectively:

(a)	subject to Article 18 hereof, upon the Optionee failing to incur or make any Exploration Expenditure which must be incurred or made or issued in exercise of such Option; or

(b)	at any other time, by the Optionee giving notice of such termination to the Optionor.

Effect of Partial Exercise

8.2	In the event that either of the Rattlesnake Hills or Lewiston Options are terminated pursuant to section 8.1 hereof, the Optionee shall be deemed to have exercised either the

Rattlesnake Hills Partial Option or the Lewiston Partial Option (as the case may be), and the Optionor and the Optionee shall be deemed to have associated themselves into a joint venture with respect to such Property on the terms and conditions contained in the Joint Venture Agreement. At such time, the Optionee shall complete the date on page 1 of the Joint Venture Agreement (which shall be the date on which it exercised the Partial Option), complete the sections detailing the respective interests of the Optionee and the Optionor in the subject Property (based upon the partial interest earned by the Optionee), and complete Schedule A thereto with a description of either the Rattlesnake Hills Property or the Lewiston Property and each of the parties shall then execute and deliver to the others a copy of the Joint Venture Agreement.

Duties of Optionee upon Termination

8.2	If either of the Rattlesnake Hills or Lewiston Options are terminated otherwise than upon the full or partial exercise thereof, the Optionee shall:

(a)	leave in good standing for a period of at least 12 months from the termination of the Option Period those licenses and concessions comprising the Properties;

(b)
make available to the Optionor within 90 days of such termination, all drill core, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Optionee with respect to the Properties and not theretofore furnished to the Optionor; and

(c)	within the time periods prescribed by law, complete all reclamation work required on the Properties required by the activities of the Optionee during the Option Period.

Residual Right of Entry

8.3
In the event of termination of either of the Rattlesnake Hills or Lewiston Options pursuant to Section 8.2 hereof, the Optionee shall have the right, within a period of 180 days following such termination, to remove from the Properties all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Properties by or on behalf of the Optionee.

ARTICLE 9
RIGHT OF ENTRY

During the Option Period the Optionee and its servants, agents and independent contractors, shall have the sole and exclusive right in respect of the Properties to:

(a)	enter thereon;

(b)	have exclusive and quiet possession thereof;

(c)	do such prospecting, exploration, development and/or other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable;

(d)	bring upon and erect upon the Properties buildings, plant, machinery and equipment as the Optionee may deem advisable; and

(e)	remove therefrom and dispose of reasonable quantities or ores, minerals and metals for the purpose of obtaining assays or making other tests.

ARTICLE 10
REGISTRATION AND TRANSFER OF PROPERTY INTERESTS

10.1
Upon the request of the Optionee the Optionor shall assist, when required, the Optionee to record this Agreement with the appropriate mining recorder and, upon earning any interest in the Properties, shall provide the Optionee with such recordable transfers as the Optionee and its counsel shall require to record its due interest.

10.2
In requested by the Optionee, following the execution of this Agreement the Optionor shall execute such transfer documents (hereinafter call the “Property Transfer Documents”) as the Optionee and its counsel may reasonably deem necessary to assign, transfer and assure to the Optionee good, safe, holding and marketable title to a 100% undivided interest in and to each of the Properties, and shall deposit the same with a mutually agreeable escrow agent (hereinafter call the “Escrow Holder”), together with a copy of this Agreement, there to be held in escrow upon the following terms:

(a)
the Optionor and the Optionee do hereby instruct the Escrow Holder to deliver to the Optionee the Property Transfer Documents held by the Escrow Holder in respect of either of the Properties upon receipt of either:

	(i)	notification in writing from the Optionor that such documents should be delivered to the Optionee; or

(ii)
a statutory declaration sworn by an officer of the Optionee certifying that the Optionee is entitled to delivery of a 100% undivided interest in and to either of the Properties, together with proof that 30 days’ written notice was given to the Optionor of the Optionee’s intention to request delivery thereof, and provided that no objection in writing to the intended delivery is first provided by the Optionor to the Escrow Holder; or

(b)
the Optionor and the Optionee do hereby instruct the Escrow Holder to deliver to the Optionor the Property Transfer Documents held by the Escrow Holder in respect of either of the Properties upon receipt of either:

	(i)	notification in writing from the Optionee that such transfer or related documents should be delivered to the Optionor; or

(ii)
a statutory declaration sworn by an officer of the Optionor certifying that either the Rattlesnake Hills or Lewiston Options have terminated pursuant to the provisions hereof, together with proof that 30 days’ written notice was given to the Optionee of the Optionor’s intention to request delivery thereof, and provided that no objection in writing to the intended delivery is first provided by the Optionee to the Escrow Holder; and

(c)
the Optionor and the Optionee jointly and severally agree to indemnify and save harmless the Escrow Holder from all claims, actions and damages arising out of its acting pursuant to the instructions herein contained; and

(d)
the Optionee shall pay to the Escrow Holder all costs and expenses of the Escrow Holder for acting pursuant to the within instructions, and the parties agree that the Escrow Holder shall not be considered as a party hereto where that expression is used herein.

ARTICLE 11
OBLIGATIONS OF THE OPTIONEE DURING OPTION PERIOD

During the Option Period the Optionee shall:

(a)
maintain in good standing those licenses and concessions comprising or relating to the Properties by the payment of all amounts required to be paid under the Rattlesnake Hills Mining Lease, by the doing and filing of assessment work for the Properties or the making of payments in lieu thereof, by the payment of taxes and rentals in respect of the Properties, and the performance of all other actions which may be necessary in that regard and in order to keep such licenses concessions free and clear of all liens and other charges arising from the Optionee's activities thereon except those at the time contested in good faith by the Optionee;

(b)	not do anything which will constitute a breach of the Rattlesnake Hills Mining Lease;

(c)
permit the Optionor, or its representative duly authorized in writing, to visit and inspect the Properties at all reasonable times and intervals, and data obtained by the Optionee as a result of its operations thereon, provided always that the Optionor or its representative shall abide by the rules and regulations laid down by the Optionee relating to matters of safety and efficiency in its operations;

(d)	do all work on the Properties in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority;

(e)
indemnify and save the Optionor harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Optionee's activities on the Property, but the Optionee shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Options if upon termination of the Options any workings on or improvements to the Properties made by the Optionor are left in a safe condition;

(f)	permit the Optionor reasonable access to the results of the work done on the Property during the last completed calendar year;

(g)
deliver to the Optionor on or before March 31 in each year a report (including up-to-date maps if there are any) describing the results of work done in the last completed calendar year, together with reasonable details of expenditures made;

(h)
deliver to the Optionor forthwith after receipt by the Optionees results of testing for samples taken from the Properties, together with reports showing the location from which the samples were taken and the type of samples; and

(i)
deliver to the Optionor, forthwith upon receipt thereof, copies of all reports, maps, assay results and other technical data compiled by or prepared at the direction of the Optionee with respect to the Properties.

ARTICLE 12
FORCE MAJEURE

Effect of Force Majeure

12.1
If the Optionee is at any time either during the Option Period or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, terrorist acts, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of the Optionee, excepting the want of funds, then the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

Notice

12.2
The Optionee shall give notice to the Optionor of each event of force majeure under Section 12.1 hereof within 30 days thereof, and upon cessation of such event shall furnish the Optionor with notice of that event together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

ARTICLE 13
AREA OF MUTUAL INTEREST

In the event that any party to this Agreement, either directly or indirectly during the currency of this Agreement, stakes or acquires, including by way of an option, any mineral claims or other mining property, or any interest therein within the Area of Mutual Interest, it shall forthwith thereafter notify the other party in writing as to the details of such staking or acquisition, and such mineral claims or mining property so staked will be deemed to be part of either of the Rattlesnake Hills or Lewiston Properties (as the case may be) for all purposes of this Agreement and the terms “Rattlesnake Hills Property” or “Lewiston Property” shall mean and include any such mineral claims or mining property and the cost of such staking shall be paid by the staking or acquiring party. In the event the other party does not consent to such mineral claims or mining property becoming part of either of the Properties, then the staking or acquiring party shall be entitled to hold such mineral claims or mining property free of the terms of this Agreement. Notwithstanding anything herein contained, no mineral claims or other mining property or any interest lying outside the Area of Mutual Interest shall become or be subject to this Agreement.

ARTICLE 14
SUB-OPTION, SUB-LEASE AND ASSIGNMENT OF
OPTION AGREEMENT

In the event that, during the Option Period, the Optionee enters into an agreement with any arm’s length third party (a “Third Party”) pursuant to which that Third Party acquires an sub-option or sub-lease of the interest of the Optionee in the Rattlesnake Hills Property, any initial cash payment to be made by that Third Party to the Optionee upon execution of such Agreement shall be payable to the Optionor. Notwithstanding the preceding, in the event that the Optionee assigns all of its interest in the Rattlesnake Hills Property to a Third Party, all consideration to be paid to the Optionee by that Third Party shall be retained in full by the Optionee, the Optionee’s participation will end and the Option Agreement, insofar as it imposes obligations upon the Optionee, will terminate..

ARTICLE 15
TRANSFERS

Transfer by Optionee

15.1
The Optionee may at any time either during the Option Period or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to either of the Properties, the Rattlesnake Hills Mining Lease and/or this Agreement provided that any purchaser, grantee or transferee of any such interest shall have first delivered to the Optionor its agreement relating to this Agreement, the Rattlesnake Hills Mining Lease and to the Property, containing:

(a)
a covenant to perform all the obligations of the Optionee to be performed under this Agreement in respect of the interest to be acquired by it from the Optionee to the same extent as if this Agreement had been originally executed by such purchaser, grantee or transferee; and

(b)
a provision subjecting any further sale, transfer or other disposition of such interest in either of the Properties, the Rattlesnake Hills Mining Lease and/or this Agreement or any portion thereof to the restrictions contained in this paragraph (a).

Upon the transfer by the Optionee of the entire interest at the time held by it in this Agreement, whether to one or more transferees and whether in one or in a number of successive transfers, the Optionee shall be deemed to be discharged from all obligations hereunder save and except for the fulfillment of contractual commitments accrued due prior to the date on which the Optionee shall have no further interest in this Agreement.

Transfer by Optionor

15.2
The Optionor may not sell, assign, pledge, or otherwise encumber any of its respective rights hereunder to a third party without the prior written consent of the Optionee, provided that the Optionor may at any time transfer its rights and interest under this Agreement or any part thereof to any parent or subsidiary or associated corporation, provided that such assignee agrees to be subject to and bound by the terms and conditions of this Agreement.

ARTICLE 16
CONFIDENTIAL INFORMATION

No information furnished by the Optionee to the Optionor hereunder in respect of the activities carried out on the Properties by the Optionee shall be published or disclosed by the Optionor without the prior written consent of the Optionee, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws, regulations or policies.

ARTICLE 17
ARBITRATION

Submission of Matters to Arbitration

17.1	The parties agrees that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

Notice

17.2
It shall be a condition precedent to the right of any party to submit any matter to arbitration pursuant to the provisions hereof, that any party intending to refer any matter to arbitration shall have given not less than 10 days' prior written notice of its intention to do so to the other party together with particulars of the matter in dispute. On the expiration of such 10 days, the party who gave such notice may proceed to refer the dispute to arbitration as provided in section 17.3 herein.

Conduct of Arbitration

17.3
The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within 15 days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 30 days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration provided for herein, provided that the parties may agree to appoint a single arbitrator in respect of such arbitration. If the other party shall fail to appoint an arbitrator within 15 days after receiving notice of the appointment of the first arbitrator, or if the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of any act governing commercial arbitration in the State of Wyoming. Except as specifically otherwise provided in this Article, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Cheyenne, Wyoming for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this Article. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

Award Binding

17.4	The parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

ARTICLE 18
DEFAULT

Notice of Default

18.1
The parties hereto agree that if the Optionee is in default with respect to any of the provisions of this Agreement, the Optionor shall give notice to the Optionee, designating such default, and within 60 days after its receipt of such notice, the Optionee shall either:

(a)	cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b)	give the Optionor notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

Submission of Matter to Arbitration

18.2	If arbitration is sought, a party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article 18 hereof.

Termination

18.3	If:

(a)	the default is not so cured or a commencement made on proceeding to cure it;

(b)	arbitration is not so sought; or

(c)	the Optionee is found in arbitration proceedings to be in default, and fails to cure it or commence proceedings to cure it within 30 days after the rendering of the arbitration award then the Optionor may, by written notice given to the Optionee at any time while the default continues, terminate either the Rattlesnake Hills Option or the Lewiston Option, as the case may be.

ARTICLE 19
NOTICES

Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered or faxed to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by fax, shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

ARTICLE 20
GENERAL

Governing Law

20.1	This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming

Novation

20.2	This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

No Waiver

20.3
No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

Further Assurances

20.4
The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance and do such further and other acts which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interest from time to time of the parties in the Property.

Assignment

20.5	This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

Time of Essence

20.6	Time shall be of the essence of this Agreement.

Independent Legal Advice

20.7
The Optionee has obtained legal advice concerning this Agreement and has requested that the Optionor obtain independent legal advice with respect to same before executing it. In executing this Agreement, the Optionor represents and warrants to the Optionee that it has been advised to obtain independent legal advice, and that prior to the execution of this Agreement it has obtained independent legal advice or has, in its discretion, knowingly and willingly elected not to do so.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

QUINCY GOLD CORP.

Per:	/s/ Daniel T. Farrell
Authorized Signatory

BALD MOUNTAIN MINING CO.

Per:	Paul Miller
Authorized Signatory